Exhibit 99.1
                                                                    ------------



FOR:          SIX FLAGS, INC.
CONTACT:      James F. Dannhauser, Chief Financial Officer
              122 East 42nd Street
              New York, NY 10168
              (212) 599-4693

              Joele Frank, Wilkinson Brimmer Katcher
              Dan Katcher / Jeremy Jacobs
              (212) 355-4449


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


               SIX FLAGS ANNOUNCES RESULTS OF CONSENT SOLICITATION


           NEW YORK, November 29, 2005 - Six Flags, Inc. (NYSE: PKS) announced today that the results of Red Zone's consent solicitation have been certified by IVS Associates, Inc., the independent inspectors of election, and that all of the proposals that were the subject of the consent solicitation have been adopted. As a result, Messrs. Daniel Snyder, Mark Shapiro and Dwight Schar have become directors of Six Flags, replacing Messrs. Burke, Dannhauser and Shuman, and Red Zone's other proposals, including the amendments to the Company's By-laws, have been adopted.

           Six Flags, Inc. is the world's largest regional theme park company.

Forward Looking Statements:

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the costs of reviewing and responding to the unsolicited offer and consent solicitation, and other impacts of the proposed offer on Six Flags' operations. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Business - Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2004, which is available free of charge on Six Flags' website at www.sixflags.com

                                     # # #